    As filed with the Securities and Exchange Commission on February 12, 2002
                      Registration Statement No. 033-70170
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3

                           --------------------------

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           --------------------------

                             COR THERAPEUTICS, INC.
             (Exact name of registrant as specified in its charter)

                           --------------------------

            Delaware                                    94-3060271
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
incorporation or organization)

                                75 Sidney Street
                         Cambridge, Massachusetts 02139
                                 (617) 679-7000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           --------------------------

                            John B. Douglas III, Esq.
                                    President
                             COR Therapeutics, Inc.
                                75 Sidney Street
                         Cambridge, Massachusetts 02139
                                 (617) 679-7000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                           --------------------------

                                   Copies to:
                             David E. Redlick, Esq.
                                Hale and Dorr LLP
                                 60 State Street
                           Boston, Massachusetts 02109
                            Telephone: (617) 526-6000
                            Telecopy: (617) 526-5000

     Approximate date of commencement of proposed sale to public: N/A

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         DEREGISTRATION OF COMMON STOCK

     On October 12, 1993, COR Therapeutics, Inc. ("COR") filed a Registration Statement on Form S-3, Registration No. 033-70170 (the "Registration Statement") for the sale of 3,450,000 shares of Common Stock, $.0001 par value per share, of COR ("Common Stock"). On February 12, 2002, pursuant to the terms of an Agreement and Plan of Merger, dated as of December 5, 2001 (the "Merger Agreement"), by and among Millennium Pharmaceuticals, Inc. ("Millennium"), PGM Corporation, a wholly owned subsidiary of Millennium, and COR, PGM Corporation merged with and into COR and COR became a wholly owned subsidiary of Millennium. This Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister all of the unsold shares of Common Stock formerly registered for sale under the Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on February 12, 2002.


                                COR THERAPEUTICS, INC.


                                By: /s/ John B. Douglas III
                                  ------------------------------------------
                                  John B. Douglas III
                                  President and Director

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment has been signed by the following persons in the capacities and on the dates indicated.



      Signature                                 Title                                   Date
      ---------                                 -----                                   ----
/s/ John B. Douglas III                President and Director                     February 12, 2002
---------------------------            (Principal Executive Officer)
John B. Douglas III


/s/ Kevin P. Starr                     Treasurer and Director (Principal          February 12, 2002
--------------------------             Financial and Accounting Officer)
Kevin P. Starr


/s/ Mark J. Levin
--------------------------             Director                                   February 12, 2002
Mark J. Levin